EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Amended and Restated BMC Software, Inc. 2007 Incentive Plan of our reports dated May 5, 2011, with respect to the consolidated financial statements of BMC Software, Inc. and the effectiveness of internal control over financial reporting of BMC Software, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2011, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Houston, Texas
July 27, 2011